FORM OF SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of this [ x ] day of December, 2013, by and among Capital Guardian Asset Management, LLC, a Delaware limited liability company (the “Adviser”), Wall Street Management Corporation, a Massachusetts corporation (the “Sub-Adviser”), and the Capital Guardian Funds Trust, a Delaware statutory trust (the “Trust”) on behalf of its series, Capital Guardian Core Balanced Fund (the “Fund”).

WHEREAS, the Trust, and therefore the Fund, is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser has been appointed investment advisor to the Trust and the Fund, pursuant to an Investment Advisory Agreement dated December [ x ], 2013 (the “Advisory Agreement”), which has been approved by the Trust’s Board of Trustees (the “Board of Trustees”); and

WHEREAS, the Adviser and the Trust desire to retain the Sub-Adviser to provide a continuous investment program for the Fund’s assets and the Sub-Adviser is willing to do so; and

WHEREAS, the Board of Trustees has approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.            Appointment. The Adviser and the Trust hereby appoint the Sub-Adviser to serve as sub-advisor to the Adviser with respect to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.            Advisory Services. Subject to the supervision of the Board of Trustees and the Adviser, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to the securities and investments and cash equivalents of the Fund. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Trust’s (i) registration statement filed with the Securities and Exchange Commission (the “SEC”) declared effective on December __, 2013, and in effect on the date hereof and as amended or supplemented during the term of this Agreement and (ii) resolutions of the Board of Trustees applicable to the Fund, in each case as provided to the Sub-Adviser by the Adviser or the Fund.  The Fund shall provide the Sub-Adviser with written notice of any changes to such objective, policies and restrictions no less than 60 days prior to the effectiveness of any such change.

Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

(a)           will determine what securities and other investments will be purchased, retained or sold for the Fund;

(b)           will manage, in consultation with the Adviser, the Fund’s temporary investments in securities, cash and cash equivalents;

(c)           will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer;

(d)           will consult with the Adviser on a continuous basis as to the Fund’s assets  invested by the Sub-Adviser;

(e)           will attend regular business and investment-related meetings with the Board of Trustees and the Adviser, as requested by the Trust, the Adviser or both;

(f)           will maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Board of Trustees such periodic and special reports as they may reasonably request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Board of Trustees’ meetings.

3.            Covenants by the Sub-Adviser. The Sub-Adviser agrees with respect to the services provided to the Fund that it:

(a)           as part of its retention as Sub-Adviser with respect to the investment of the Fund’s assets, the Sub-Adviser is authorized by its governing documents to enter into this Agreement and the terms of this Agreement do not violate any obligation by which the Sub-Adviser is bound, whether arising by contract, operation of law or otherwise;

(b)           will maintain its status as a Registered Investment Adviser with the SEC;

(c)           will comply with all state and federal securities laws and regulations applicable to it as a registered investment adviser;

(d)           will deliver by electronic means trade information to the Fund’s designated accountant no later than the first business day following the day of the trade and cause broker confirmations to be sent directly to the Fund’s designated accountant and adopt such other trade reporting, settlement and clearance procedures with respect to the Fund as shall be in accordance with the Fund’s existing procedures and as mutually agreed by the parties hereto;

(e)           will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except (i) after prior written notification to the Trust, to respond to requests that are a part of routine regulatory audits or inspections, or (ii) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust);

(f)             will maintain its own Code of Ethics and promptly report to the Adviser’s Compliance Officer any material violation of such Code that pertains to the management of the Fund, including, without limitation, deliver of a periodic compliance certification;

(g)             will maintain its own compliance program or manual, pursuant to Rule 206(4) -7 of the Investment Advisers Act.  The Sub-Adviser shall provide the manual, including updates thereto, to the Adviser’s Compliance Officer;

(h)             at all times during the term of this Agreement, Robert P. Morse shall act as Portfolio Manager for the Fund.  He shall directly supervise all of the Sub-Adviser’s investment advisory activities on behalf of the fund, and he has and shall maintain all governmental regulatory, self-regulatory and exchange licenses, registrations, memberships and approvals, if any, required to perform his obligations under this Agreement and any other licenses, registrations, memberships and approvals that may be required by each applicable jurisdiction in which the Principal or the Sub-Adviser operates or performs his or its respective obligations under this Agreement; and

(i)             The Sub-Adviser will make Robert P. Morse available by telephone and e-mail to discuss the Fund’s portfolio, prospects and operations with the Adviser  at reasonably convenient times and shall be available to meet with the Adviser to discuss such items in person at mutually convenient times at the Adviser’s offices or such other place as may be mutually agreed upon.

4.           Covenants by the Adviser and the Trust. The Adviser and the Trust agree with respect to the services provided to the Fund:

(a)           that the Sub-Adviser is authorized by the governing documents relating to the Fund, and the terms of this Agreement do not violate any obligation by which the Fund is bound, whether arising by contract, operation of law or otherwise;

(b)           that the Sub-Adviser may use the Fund’s name on a representative client list; and

(c)           that the Sub-Adviser may use the performance results of the Fund in the Sub-Adviser’s track record; provided that all materials are submitted to the Adviser in a timely fashion.

5.            Services Not Exclusive.  The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser from acting as investment advisor or manager for any other person or persons, including other management investment companies or investment vehicles or accounts of any type with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such employee, agent, manager or affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

6.           Fund Transactions. Investment decisions for the Fund shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser, provided such decisions do not result in a conflict of interest regarding the Fund and the Adviser’s other clients.  The Fund and such investment companies and accounts may, however, invest in the same securities. When the Sub-Adviser seeks to purchase or sell  the same security at substantially the same time on behalf of the Fund and/or another investment company or account, the Sub-Adviser shall, to the extent permitted by law and to the extent reasonably practicable, aggregate such orders or otherwise effect such transaction on an average price basis, and available investments will be allocated as to amount in a manner which the Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution for all the Sub-Adviser’s clients on an overall basis.

The Sub-Adviser may place orders for the purchase and sale of portfolio securities for the Fund through the Adviser or may directly solicit broker-dealers to execute transactions in accordance with the Fund’s policies and restrictions regarding brokerage allocations. If applicable, the Sub-Adviser shall place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. If it executes portfolio transactions and selects brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and/or research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and/or research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser or the Sub-Adviser or any affiliated person of either thereof; except as permitted by Rules and Regulations of the SEC.

7.           Covenants by the Adviser. The Adviser agrees with respect to the services provided to the Adviser hereunder that the Adviser will comply with all federal and state securities laws and regulations applicable to it as a registered investment adviser.

8.           Certain Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof; this Agreement has been duly and validly authorized by all necessary action (corporate, limited liability company or otherwise) on the part of such party, has been duly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms and conditions.

9.            Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act with respect to the services provided by the Sub-Advisor hereunder.

10.           Expenses. During the term of this Agreement, the Sub-Adviser will pay its own expenses incurred in connection with the performance of its obligations under this Agreement including, compensation of and office space for its officers and employees connected with investment and economic research; trading and investment advisory services for the Fund.  Nothing herein, however, shall be deemed to require the Sub-Adviser to pay any expenses of the Fund or the Adviser.

11.           Compensation. In consideration of the services rendered pursuant to this Agreement, during the term of this Agreement the Adviser and not the Fund will pay to the Sub-Adviser, as compensation for the services provided by the Sub-Adviser under this Agreement, an annual fee of 0.34% of the Fund’s assets under management, calculated and paid monthly. The Adviser shall pay the Sub-Adviser as soon as practical after the last day of each calendar month, but no later than ten (10) business days after the end of each month. In case of termination or expiration of this Agreement during any calendar month, the fee with respect to such month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund in accordance with the Fund’s prospectus.  Notwithstanding anything to the contrary herein, the Sub-Adviser and the Adviser have agreed that pursuant to the terms of the Expense Limitation Agreement in effect between the Adviser and the Trust, the Adviser may, from time to time, be required to subsidize certain of the Fund’s operating expenses and/or waive some or all of its advisory fee.  In the event that in any fiscal year the Adviser has subsidized expenses or waived some or all of its advisory fee, the Sub-Adviser shall still be entitled to collect all of its sub-advisory fee payable to it from the Adviser.

12.          Standard of Care: Limitation of Liability: Limited Indemnity.  The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted by the Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties. The Fund further agrees to indemnify, defend and hold the Sub-Adviser, and its managers, officers, directors, equity holders, employees and agents (“Related Persons”), harmless from and against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been Sub-Adviser to the Fund, or in connection with the past or present performance of services to the Fund in accordance with this Agreement, except to the extent that the loss, claim, damage, liability, cost or expense was caused by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties on the part of the Sub-Adviser in the performance of its duties and obligations under this Agreement. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and legal counsel’s and accountant’s fees and expenses, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. Federal and various state securities laws may afford the Adviser and/or the Fund certain rights and remedies under certain circumstances, even in the absence of bad faith, willful misconduct, gross negligence or reckless disregard by the Sub-Adviser or its Related Persons, and nothing contained herein shall in any way constitute a waiver or limitation of any such rights and remedies that the Adviser, the Fund or both may have under any such federal or state securities laws.

13.           Non-Disparagement.  Each of the Parties hereto agrees on behalf of himself or itself and his or its affiliates that at no time even if this Agreement has been terminated, shall he or it intentionally publicly disparage or defame, either orally or in writing, the reputation or business of the Fund or the Adviser or Sub-Advisor or any of their respective current or former affiliates, officers or directors or employees.

14.           Duration and Termination.  Unless sooner terminated, this Agreement shall be for an initial period of two years, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board of Trustees provided that its continuance also is approved by a majority of the members of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on sixty (60) days’ written notice, by the Board of Trustees, by the Adviser or by the Sub-Adviser or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination or expiration of this Agreement, however caused, shall be without prejudice to any compensation accrued to the date of termination or expiration and Sections 3(e), 9, 11, 12 and 13 shall survive any termination or expiration.

15.            Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the members of the Board of Trustees who are not interested persons of the Advisor or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

16.          Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Sub-Adviser at:

Wall Street Management Corporation
418 East 50th Street
New York, NY 10022
Attn: Michael R. Linburn
Facsimile:  (212) 317-1497

To the Adviser at:

Capital Guardian Asset Management, LLC
1355 Greenwood Cliff, Suite 250
Charlotte, NC 28204
Attn:  Brian Kirkpatrick

with a copy to-6-
Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, New York 10006
Attn:  Brian C. Daughney, Esq.

To the Board of Trustees or the Fund at:

Capital Guardian Funds Trust
1355 Greenwood Cliff, Suite 250
Charlotte, NC 28204
Attn:  Brian Kirkpatrick

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Thomas R. Westle, Esq.
Facsimile: (917) 332-3817

The effective date of any notice shall be (i) the date such notice is sent if such delivery is effected by hand or facsimile; (ii) one business day after the date such notice is sent if such delivery is effected by national overnight courier; or (iii) the fifth (5th) business day after the date of the mailing thereof.

17.           Proxy Voting and Corporate Actions.  The Sub-Adviser is authorized to vote proxies and handle corporate actions received on securities held in the Fund.  The Adviser and the Trust represent that such authority is not expressly reserved to any other party under the documents governing the Fund. All proxies will be voted in accordance with the Adviser’s written policy in effect from time to time, receipt of which the Sub-Adviser hereby acknowledges, and all corporate actions will be handled by the Sub-Adviser in the best interests of the Fund and its shareholders.  The Adviser and the Trust shall instruct the Fund’s custodian to forward promptly to the Sub-Adviser receipt of all such communications and to follow the Sub-Adviser’s instructions concerning the same.  The Sub-Adviser shall not be responsible for voting proxies or handling corporate actions not timely received by the Sub-Adviser.

18.           Legal Proceedings. The Sub-Adviser will not advise or act for the Adviser of the Fund in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held in the Fund or the issuers of these securities, without the prior written consent of the Advisor.

19.           Force Majeure.  In addition, and without limiting any other provision of this Agreement, the Sub-Adviser shall not be liable for (i) force majeure or other events beyond the control of the Sub-Adviser, including without limitation any failure, default or delay in performance resulting from computer or other electronic or mechanical equipment failure, unauthorized access, theft, operator errors, government restrictions, exchange or market rulings or suspension of trading, strikes, failure of common carrier or utility systems, severe weather or breakdown in communications not reasonably within the control of the Sub-Adviser or other causes commonly known as “acts of god”, whether or not any such cause was reasonably foreseeable, or (ii) general market conditions rather than a violation of this Agreement by the Sub-Adviser.

20.           Limits on Obligations.  Notwithstanding anything to the contrary in this Agreement, in no event will the Sub-Adviser be obligated to effect any transaction or instruction it believes (without verification or inquiry) would violate any law, rule or regulation; the rules or regulations of any regulatory or self-regulatory body; or the Sub-Adviser’s legal, regulatory, or operational policies and procedures; provided, however, that the Sub-Adviser must provide the Adviser written notice of its decision not to effect a transaction within one business day of such decision.

21. Miscellaneous. Neither the holders of shares of the Fund nor the members of the Board of Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

22. Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior writings and understandings relating thereto.

23.          Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law in a manner not in conflict with the provisions of the 1940 Act.

24.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officer as of the date first written above.

Wall Street Management Corporation

By: _____________________________
Name:  Michael Lindburn
Title:

Capital Guardian Asset Management, LLC

By: _____________________________
Name:  Brian Kirkpatrick
Title:

Capital Guardian Funds Trust

By: _____________________________
Name:  Robert Morse
Title:

[Signature Page to Capital Guardian Core Balanced Fund Sub-Advisory Agreement]